Exhibit 99.1

Press Release

A.D.A.M., Inc. Reports Financial Results for First Quarter 2007

Adjusted EBITDA increases 127%; Net income of $0.04 per share

ATLANTA, GA – (BUSINESS WIRE) – May 8, 2007 – A.D.A.M., Inc. (Nasdaq: ADAM):

Financial and Operating Highlights:

•

Revenues for the quarter ended March 31, 2007 were $6,546,000 as compared to $2,482,000 in the year ago period, an increase of 164%. The increase is primarily attributable to the Company’s expansion into the employer and consumer directed healthcare market through its acquisition of OnlineBenefits, Inc. in August, 2006.

•

Adjusted EBITDA was $1,851,000 for the quarter ended March 31, 2007 as compared to Adjusted EBITDA of $815,000 in the year ago period, an increase of 127%. Adjusted EBITDA margins for the first quarter of 2007 were 28% of revenues.

•

Operating income for the quarter ended March 31, 2007 was $1,151,000 as compared to $601,000 in the year ago period. Adjusted operating income, which excludes non-cash stock-based compensation and amortization expense from purchased intangibles associated with the Company’s acquisition of OnlineBenefits, Inc. was $1,622,000 as compared to $590,000 for the same period last year, an increase of 175%.

•

Net income for the quarter ended March 31, 2007 was $466,000 or $0.04 per share on a fully diluted basis as compared to $728,000 or $0.07 per share on a fully diluted basis for the year ago period. First quarter net income included a ($0.09) negative impact from the Company recording a higher non-cash stock-based compensation expense of $283,000 and interest charges from debt associated with the Company’s acquisition of OnlineBenefits, Inc. of $681,000.

•

Cash and investments totaled $5,700,000 as of March 31, 2007, a decrease of $1,540,000 from $7,240,000 as of December 31, 2006. During the first quarter of 2007, the Company made a $2,000,000 advance principal payment in connection with its debt agreement with CapitalSource Finance, LLC and a $1,500,000 principal payment on debt acquired with Online Benefits, Inc.

“We are off to a great start towards meeting our objectives for 2007,” said Kevin Noland, A.D.A.M.’s president and chief executive officer. “Our key business units, content licensing and OnlineBenefits, both delivered solid performance for the first quarter. OnlineBenefits has now been with A.D.A.M. for two full quarters, and over this time our focused integration efforts have paid off in both financial results and an improved operational synergy within the company. Our engineering and production teams are working closely together on Benergy 2G!, our next generation product that speaks directly to the needs of the burgeoning consumer-driven healthcare movement. Benergy 2G! brings together A.D.A.M.’s robust health and wellness assets with a full-service benefits management platform, to create an end-to-end solution for employers and employees alike. We anticipate the launch of Benergy 2G! in the late second to third quarter of 2007. Given our positive momentum, we are maintaining our 2007 guidance at $6,000,000 to $7,000,000 in Adjusted EBITDA and $26,000,000 to $28,000,000 in revenue.”

Non-GAAP Measures

Adjusted operating income represents operating income before non-cash stock-based compensation expense and amortization of purchased intangibles. Adjusted net income represents net income before non-cash stock-based compensation expense and amortization of purchased intangibles. Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization and non-cash stock-based compensation expense. These financial measures are not measures of financial performance in accordance with generally accepted accounting principles. We believe these non-GAAP financial measures are useful because they are appropriate measures for evaluating our operating performance. We present these non-GAAP financial measures to provide additional information regarding our performance and because they are measures by which we gauge our profitability. You should not consider these non-GAAP financial measures as an alternative to net income. Our calculation of these financial measures may be different from the calculations used by other companies and, as a result, comparability may be limited.

Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. These statements, especially revenue, net income, cash flow and Adjusted EBITDA forecasts, involve a number of risks and uncertainties that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, the ability to realize the anticipated benefits of the acquisition, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. disclaims any obligation or duty to update any of its forward-looking statements.

Conference Call and Earnings Release Information

These financial results are preliminary and subject to adjustments during the Company’s year-end close process. The Company will be conducting a conference call to discuss its first quarter 2007 earnings results on May 8, 2007, at 10:00 A.M. ET. To participate in the call, please dial (866) 624-3372 approximately five minutes prior to the start time. International callers may dial (706) 758-3874. A digital replay will be available the following day by dialing (800) 633-8284 or (402) 977-9140 with reservation number 21337222. The Company will issue its final results prior to the conference call.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM ) is a leading provider of health information services and benefits management solutions serving healthcare organizations, employers, insurance brokers, consumers, and educational institutions. With an industry-leading employee and HR benefits management platform and one of the largest consumer health information libraries in the world, A.D.A.M. engages consumers to learn about their health and manage their benefit choices while reducing the costs of healthcare and benefits administration. For more information, visit www.adam.com or call 1-800-408-ADAM.

###

Contact:

A.D.A.M., Inc., Atlanta

Victor Thompson

770-321-4326

A.D.A.M., Inc.

Condensed Consolidated Statements of Operations

First Quarter, 2007 and 2006

	Three Months Ended March 31,				% Increase (Decrease) in US $
	2007	% of Revenues	2006	% of Revenues
Revenues, net:
Licensing	$5,699	87.1%	$2,122	85.5%	168.6%
Product	374	5.7%	236	9.5%	58.5%
Professional services and other	473	7.2%	124	5.0%	281.5%

Total revenues, net	6,546	100.0%	2,482	100.0%	163.7%

Cost of Revenues:
Cost of revenues	1,331	20.3%	301	12.1%	342.2%
Cost of revenues – amortization	315	4.8%	188	7.6%	67.6%

Total cost of revenues	1,646	25.1%	489	19.7%	236.6%

Gross Profit	4,900	74.9%	1,993	80.3%	145.9%

Operating expenses:
Product & content development	1,152	17.6%	360	14.5%	220.0%
Sales & marketing	1,127	17.2%	435	17.5%	159.1%
General & administrative	1,470	22.5%	597	24.1%	146.2%

Total operating expenses	3,749	57.3%	1,392	56.1%	169.3%

Operating income	1,151	17.6%	601	24.2%	91.5%

Interest expense	693	10.6%	3	0.1%	(a )
Interest income	(12)	-0.2%	(130)	-5.2%	-90.8%
(Gain) loss on sale of assets	4	0.1%	—	0.0%	(a )

Income before income taxes	466	7.1%	728	29.3%	-36.0%

Income tax expense (benefit)	—	0.0%	—	0.0%	(a )

Net Income	$466	7.1%	$728	29.3%	-36.0%

Earnings Per Share
Basic	$0.05		$0.09
Diluted	$0.04		$0.07

Weighted Average Common Shares Outstanding
Basic	9,389		8,316
Diluted	10,654		9,896

(a)	not meaningful

A.D.A.M., Inc.

Non-GAAP Condensed Financial Results

First Quarter, 2007 and 2006

	Three Months Ended March 31,						% Increase (Decrease)
	2007 GAAP	Adj.	2007 Non-GAAP	2006 GAAP	Adj.	2006 Non-GAAP	GAAP	Non-GAAP
Total revenues	$6,546	$—	$6,546	$2,482	$—	$2,482	163.7%	163.7%

Total operating expenses	5,395	(471)	4,924	1,881	11	1,892	186.8%	160.3%

Stock-based compensation (1)	283	(283)	—	(11)	11	—	(a )	(a )
Amortization of purchased intangibles (2)	188	(188)	—	—	—	—	(a )	(a )

Operating income	1,151	471	1,622	601	(11)	590	91.5%	174.9%

Operating margin %	17.6%		24.8%	24.2%		23.8%

Income before income taxes	466	471	937	728	(11)	717	-36.0%	30.7%

Income tax expense (benefit)	—	—	—	—	—	—	(a )	(a )

Net Income	466	471	937	728	(11)	717	-36.0%	30.7%

Diluted earnings per share	$0.04		$0.09	$0.07		$0.07	-40.5%	21.4%
Diluted shares outstanding	10,654		10,654	9,896		9,896

Income before income taxes	466	471	937	728	(11)	717

Depreciation	107	—	107	37	—	37
Amortization of software development	127	—	127	188	—	188
Amortization of purchase intangibles (2)	188	(188)	—	—	—	—
Interest expense (income)	681	—	681	(127)	—	(127)

EBITDA	1,569	283	1,852	826	(11)	815	90.0%	127.2%

(a) not meaningful

(1)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.
(2)	Amortization of customer list and purchased software acquired with Online Benefits.

A.D.A.M., Inc.

Consolidated Balance Sheets

March 31, 2007 and December 31, 2006

	March 31, 2007	December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$5,700	$6,382
Short term investments	—	858
Accounts receivable, net	3,643	3,082
Restricted cash	45	2,192
Inventories	70	74
Prepaids and other current assets	1,508	1,673

Total current assets	10,966	14,261

Non-current assets
Property and equipment, net	848	876
Intangible assets, net	10,172	10,276
Goodwill	27,883	27,883
Other assets	158	158
Deferred financing costs, net	1,094	1,184
Deferred tax asset, net of current portion	5,500	5,500

Total non-current assets	45,655	45,877

TOTAL ASSETS	$56,621	$60,138

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payables and accrued expenses	$2,789	$4,075
Deferred revenue	5,053	4,447
Note payable	—	1,500
Current portion of long term debt	—	1,000
Current portion of capital lease obligations	146	155

Total current liabilities	7,988	11,177

Non-current liabilities
Capital lease obligations, net of current portion	151	178
Other liabilities	1,237	1,314
Long term debt, net of current portion	23,000	24,000

Total non-current liabilities	24,388	25,492

Stockholders’ equity
Common stock	94	94
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	54,410	54,109
Unrealized gain (loss) on investments	7	(2)
Accumulated deficit	(29,178)	(29,644)

Total stockholders’ equity	24,245	23,469

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,621	$60,138

A.D.A.M., Inc.

Condensed Consolidated Statements of Cash Flows

First Quarter, 2007 and 2006

	Quarter Ended March 31, 2007	Quarter Ended March 31, 2006
Cash flows from operating activities
Net income	$466	$728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	423	224
Deferred financing cost amortization	96	—
Gain on sale of assets	4	—
Stock-based compensation expense	282	(11)
Changes in assets and liabilities:
Accounts receivable	(562)	932
Inventories	5	(2)
Prepaids and other assets	158	(25)
Accounts payable and accrued liabilities	(1,286)	(360)
Deferred revenue	606	(416)
Other liabilities	(77)	—

Net cash provided by operating activities	115	1,070

Cash flows from investing activities
Purchases of property and equipment	(91)	(39)
Proceeds from sale of property and equipment	7	—
Net change in restricted cash	2,148	(2)
Software product and content development costs	(212)	(116)
Maturities and reclassifications of investments	858	2,054
Proceeds of investments	52	—
Purchase of investments	(43)	(844)

Net cash provided by investing activities	2,719	1,053

Cash flows from financing activities
Payment on note payable	(1,500)	—
Payment on long term debt	(2,000)	—
Proceeds from exercise of common stock options	19	457
Repayments on capital leases	(35)	(5)

Net cash (used in) provided by financing activities	(3,516)	452

Increase (decrease) in cash and cash equivalents	(682)	2,575

Cash and cash equivalents, beginning of the period	6,382	2,816

Cash and cash equivalents, end of the period	$5,700	$5,391